Exhibit 99.1

Gartner, Inc.

05/14/04

ChipMOS TECHNOLOGIES (Bermuda) LTD.

No. 1, R&D Road 1

Hsinchu Science Park

Hsinchu, Taiwan

Republic of China

Dear Sirs:

We understand that ChipMOS TECHNOLOGIES (Bermuda) LTD. plans to file a registration statement on Form F-3 (“Registration Statement”) with the U.S. Securities and Exchange Commission. We hereby consent to the filing of this letter as an exhibit to the Registration Statement, and to the use therein of our name and certain data sourced from our publications.

Gartner, Inc.

By:	/s/ Sally Pinkerton

Name: Sally Pinkerton Title: Vice President, Vendor Relations